Exhibit 2.3

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of March 12, 2020, is made and entered into by and between Clancy Systems International Inc., a Colorado corporation (the “Pledgor”) and ARKE TECH S.A.P.I DE C.V., a Mexican corporation (the “Pledgee”).

WHEREAS, Pledgor and Pledgee are parties to that certain Stock Purchase Agreement and Promissory Note, each dated of the date hereof (as amended, restated or otherwise modified from time to time, the “Transaction Documents”); and

WHEREAS, it is a condition precedent to the Pledgee entering into the Transaction Documents that the Pledgor shall have executed and delivered to the Pledgee this Agreement providing for the grant to Pledgee a security interest in all shares of the common stock (the “Common Stock”) of Hyperion Digital Group S. DE R.L. DE C.V., a Mexican corporation, held by Pledgee and to be transferred to Pledgor pursuant to the Transaction Documents (the “Pledged Shares”), to secure all of the Company’s obligations under the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Grant of Security. As security for the Obligations (as defined in the Purchase Agreement), the Pledgor hereby pledges, assigns, transfers and delivers to the Pledgee the Pledged Shares and hereby grants to the Pledgee a first priority lien on and a first priority security interest in the following (collectively, the “Pledged Collateral”):

(i)   the Pledged Shares and all capital, revenue, profit, income, gain or other property or proceeds, return on contribution or otherwise with respect to the Pledged Shares;

(ii)    all securities, moneys or property representing dividends or interest on any of the Pledged Shares, or representing a distribution in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares (exclusive of any equity holder loan);

(iii)  all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Shares and any other Pledged Collateral;

(iv)   all other payments due or to become due to the Pledgor in respect of the Pledged Shares whether under any organizational document or otherwise, whether as contractual obligations, damages or otherwise;

(v)  all “accounts”, “general intangibles”, “instruments” and “investment property” (in each case as defined in the UCC constituting or relating to the foregoing;

(vi)  all Proceeds of any of the foregoing property of Pledgor (including, without limitation, any proceeds of insurance thereon, all “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing); and

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(vii)   all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

2.    Pledge Documents. Promptly following the execution of the Transaction Documents and transfer of the Pledged Shares into Pledgor’s name by the transfer agent, the Pledgor shall deliver to Kline Law Group PC (the “Escrow Holder”) the certificate representing the Pledged Shares (the “Certificate”) together with duly executed medallion guaranteed stock powers or other appropriate transfer documents executed in blank by the Pledgor (the “Transfer Documents”), and such stock certificates and Transfer Documents shall be held by the Escrow Holder until the full payment of all amounts due to the Pledgee under the Note, or the termination or expiration of this Agreement. The Pledgor agrees to deliver to Pledgee and Escrow Holder additional updated duly executed medallion guaranteed stock powers or other appropriate transfer documents executed in blank by the Pledgor as may be requested by Pledgee from time to time.

3.    Rights Relating to Pledged Shares. Only upon (and not prior to) and during the continuance of an Event of Default (as defined below) (the “Trigger Date”), the Pledgee shall be entitled to vote the Pledged Shares, to receive cash dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

4.    Release of Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgee under the Note, the Escrow Holder shall return to the Pledgor the Transfer Documents and the certificate representing the Pledged Shares (collectively the “Pledged Materials”), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Note, this Agreement and Pledgee’s security interest and rights in and to the Pledged Shares shall terminate.

5.    Event of Default. Each event of default under the Note shall constitute an “Event of Default” hereunder.

6.    Remedies.

(a) Upon and anytime after the Trigger Date, the Pledgee shall have the right to (i) cause the Pledged Shares to be transferred on the books of the issuer thereof to the name of the Pledgee or any other person, persons, entity or entities designated by the Pledgee to the extent reasonably required to sell the Pledged Shares; and (ii) sell the Pledged Collateral and to apply the proceeds of such sales, net of any selling commissions, to the obligations owed to the Pledgee by the Pledgor Company under the Note, including, without limitation, outstanding principal, interest, penalty, legal fees, and any other amounts owed to the Pledgee, and exercise all other rights. Upon and anytime after the Trigger Date, the Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner they see fit and shall have no liability to the Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Pledgee shall return to the Pledgor any Pledged Shares released to them and remaining after the Pledgee has applied the net proceeds to all amounts owed to the Pledgee under the Transaction Documents. Pledgor hereby appoints Pledgee, jointly and severally, as Pledgor’s attorneys-in-fact coupled with an interest to execute any and all documents necessary to sell the Pledged Shares upon and anytime after the Trigger Date. The foregoing appointment notwithstanding, Pledgor shall cooperate with Pledgee in executing and delivering to Pledgee any instruments the Pledgee may reasonably request in order to sell the Pledged Shares.

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(b)    Upon and anytime after the Trigger Date, the Pledgee shall have the right to proceed by appropriate legal process at law or in equity to enforce any provision of this Agreement or the Note or in aid of the execution of any power of sale, or for foreclosure of the security interest in the Pledged Shares, or for the sale of the Pledged Shares under the judgment or decree of any court.

(c)    Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. The Pledgee shall not be required to make any demand upon or pursue or exhaust any of their rights or remedies against the Pledgor. To the extent permitted by law, the Pledgor hereby waives all requirements for the exercise of any of Pledgee’ remedies other than those provided in this Agreement. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice. The Pledgee shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

7.    Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants to the Pledgee as follows, which representations, warranties and covenants shall survive the execution and delivery of this Agreement and the delivery of the Pledged Shares to the Pledgee:

(a)    The Pledgor has the full right, power and authority to enter into and perform this Agreement. This Agreement has been duly entered into and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally, and by the application of usual equitable principles where equitable principles are sought.

(b)    The Pledgor has good and marketable title to the Pledged Collateral represented to be owned by the Pledgor, and the Pledged Collateral is not subject to any lien, charge, pledge, encumbrance, claim or security interest of any nature whatsoever, other than the security interest created by the Transaction Documents.

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(c)    The Pledged Shares have been duly and validly issued and are fully paid and nonassessable.

(d)    The Pledgor has not entered into any stock restriction, voting agreement, proxy or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

(e)    Pledgor shall not grant, give or pledge or permit to exist any other liens, claims, charges, encumbrances and security interests of any nature whatsoever with respect to any of the Pledged Shares, except for the security interest created by this Agreement. Pledgor shall not grant or give any proxy, power of attorney, option or right of first refusal with respect to any of the Pledged Shares except to the Pledgee.

(f)    While this Agreement is in effect, Pledgor will not sell, assign, transfer or otherwise dispose of all or any portion of the Pledged Shares, or any rights therein.

(g)  The Pledgor shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Pledged Collateral at the cost of the Pledgor against the claims and demands of all persons whomsoever.

(h)    The Pledgor shall promptly pay all taxes, assessments, fees and other public or private charges when levied or assessed against the Pledged Shares.

(i)    The execution and delivery of this Agreement and the delivery of the Transfer Documents creates a valid and perfected first-priority security interest in the Pledged Shares securing the performance of the Obligations.

(j) the Pledged Shares are “securities” governed by Article 8 of the UCC.

(k)    The pledge, hypothecation, assignment of the Pledged Collateral and the delivery of the Pledged Shares (together with the Transfer Documents) pursuant to and/or described in this Pledge Agreement create a valid and perfected first priority security interest in the Pledged Collateral;

(l)    No consent of any other party (including equity interest holders of the Pledgor) is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement.

(m)   The execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the organizational documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement;

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(n)    The representations and warranties set forth in the Purchase Agreement insofar as they relate to the Pledgor are true and complete and the Pledgor shall comply with each of the covenants set forth in the Purchase Agreement which are applicable thereto.

(o)    The Pledgor shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Collateral or suffer to exist any encumbrance on the Pledged Collateral.

(p)    The Pledgor shall not vote the Pledged Shares of the Pledged Company in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of the Pledged Company.

(q)    The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the obligations under the Note and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the obligations under the Note, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between the Pledged Company and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor or the Pledged Company with respect to the obligations under the Note.

8.    Delivery of Additional Collateral. If the Pledgor shall become entitled to receive or shall receive any equity interests, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Pledged Shares, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated Instruments of Transfer duly executed in blank, and Irrevocable Proxies for any additional shares of capital stock so received, in substantially the forms attached hereto to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.

9.    Further Assurances. The Pledgor agrees that if this Pledge Agreement shall, in the reasonable opinion of the Pledgee, at any time be deemed by the Pledgee, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall execute or cause to be executed such other documents or deliver or cause to be delivered such further assurances as in the opinion of the Pledgee may be required in order to more effectively accomplish the purposes of this Pledge Agreement including, without limitation, an alternative pledge or such other alternative security as the Pledgee shall require.

10.    UCC Filings. The Pledgor does hereby authorize the Pledgee to do all things the Pledgee may deem to be necessary or advisable in order to perfect or maintain the security interest granted by this Pledge Agreement including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof.

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11.    Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

If to the Pledgor:

If to the Pledgee:

12.    Choice of Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. Such counterparts may be delivered by facsimile or e-mail transmission, which shall not impair the validity thereof.

14.    Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

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15.    Severability of Provisions. If any term or provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, the other terms and provisions hereof shall remain in full force and effect in such jurisdiction and the invalid or unenforceable provision shall remain in full force and effect in all other jurisdictions.

16.    Entire Agreement. This Agreement together with other Transaction Documents constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

17.    Additional Instruments. At any time and from time to time, upon the request of the Pledgee, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Pledgee may reasonably request for the purpose of obtaining and preserving the full benefits of this Agreement, including, without limitation, for the purpose of perfecting and maintaining the Pledgee’ security interest in the Pledged Shares.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the date first written above.

PLEDGOR:

CLANCY SYSTEMS INTERNATIONAL INC.

By: ___________________________
Name: Naveen Doki
Title: President

PLEDGEE:

ARKE TECH S.A.P.I. DE C.V.

Bu: __________________________
Name: Luis Nieto Campos
Title:

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